ADDENDUM TO TRANSFER AGENCY AGREEMENT
                      TOUCHSTONE INSTITUTIONAL FUNDS TRUST

This Agreement is entered into as of December 31, 2007 by and between JPMorgan Chase Bank, N.A. ("JPMorgan") and Touchstone Institutional Funds Trust (the "Trust").

            WHEREAS, JPMorgan entered into a Transfer Agency Agreement dated as of September 17, 2007, (the "Transfer Agency Agreement") with respect to the Trust, with an initial term of two years; and

            WHEREAS, JPMorgan and the Trust wish to enter into this Addendum to the Transfer Agency Agreement to extend the initial term;

            NOW, THEREFORE, it is agreed by and between the parties hereto as follows:

      1. The Transfer Agency Agreement shall continue through December 31, 2009, and thereafter may be renewed for successive one year periods as set forth in the Transfer Agency Agreement unless it is otherwise terminated pursuant to its terms.

      2. Except for the provisions of this Addendum, the Transfer Agency Agreement shall continue in full force and effect and be binding upon the parties notwithstanding the execution and delivery of this Addendum.

      3. This Addendum shall be binding upon the parties and, to the extent permitted by the Transfer Agency Agreement, their respective successors and assigns.

IN WITNESS WHEREOF, each of the parties hereto has caused this Addendum to be duly executed and delivered in its name and on its behalf by their respective officers thereunto duly authorized, all as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.            TOUCHSTONE INSTITUTIONAL FUNDS TRUST


By:           /s/ Roy E. Rogers      By:          /s/ William Dent
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Print Name:                          Print Name:
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Print Title:  SVP                    Print Title: Senior Vice President
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Date:         11-29-07               Date:        December 31, 2007
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